UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2023

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ZOMEDICA CORP.
(Exact name of registrant as specified in its charter)

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Alberta, Canada	001-38298	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Phoenix Drive, Suite 125

Ann Arbor, Michigan 48108

(Address of Principal Executive Offices) (Zip Code)

(734) 369-2555

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On March 16, 2023, Ann Marie Cotter resigned from employment as Chief Financial Officer of Zomedica Corp. and its wholly owned subsidiary, Zomedica Inc. (collectively, the “Company”). Ms. Cotter will remain with the Company through April 15th to assist with the transition to a new Chief Financial Officer.

In connection with her resignation, Ms. Cotter entered into a separation and release agreement (the “Separation Agreement”) with Zomedica Inc. Under the terms of the Separation Agreement, Ms. Cotter is entitled to receive (a) compensation through a thirty-day transition period; (b) a prorated portion of her annual cash bonus; (c) twelve (12) months of her base annual salary; and (d) acceleration of vesting for her stock options.

The Separation Agreement contains a release of claims, as well as an acknowledgment of Ms. Cotter’s existing confidentiality and non-solicitation obligations with the Company (as modified by the Separation Agreement).

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of New Chief Financial Officer

Also on March 16, 2023, Peter Donato was appointed as the Company’s Chief Financial Officer, effective immediately.

Peter Donato, age 53, has over 30 years of experience in financing, growing, and scaling companies and administrating teams. Prior to this appointment as the Company’s Chief Financial Officer, Mr. Donato served as the Senior Vice President & Chief Financial Officer at Standard Bariatrics, a Cincinnati-based medical device company from May 2020 to October 2022 that was acquired by Teleflex Incorporated in a deal valued at $300 million. From April 2017 to August 2019, Mr. Donato held the position of Senior Vice President & Chief Financial Officer at Neuronetics, a Philadelphia-based transcranial magnetic stimulation therapy company, where he co-led the company’s successful initial public offering. Prior to March 2017, Mr. Donato served as the Chief Financial Officer at Assurex Health, Inc., and has served as Chief Financial Officer and held other senior positions at various publicly traded health technology companies. Mr. Donato holds a Bachelor of Science in Business Administration from The Ohio State University and a Master of Business Administration degree from the University of Akron.

In connection with Mr. Donato’s appointment as Chief Financial Officer, the Company agreed to pay him a base salary of $325,000 per annum. At the conclusion of each calendar year, Mr. Donato will be eligible to receive an annual discretionary bonus of up to 40% of his base salary based on the achievement of certain individual and corporate performance objectives established by the Company’s Chief Executive Officer and the Board. Mr. Donato will also receive a one-time bonus amount of $35,000 upon the completion of his relocation to Michigan. Mr. Donato will be awarded options to purchase 5,000,000 common shares at an exercise price equal to the closing price of the stock on the effective date of hire. The options will vest in four equal installments, beginning on the one-year anniversary of the date of grant and will expire on the tenth anniversary of the date of grant, subject to the earlier termination upon the occurrence of certain circumstances. Mr. Donato will be eligible to participate in any employee benefits generally available to other employees. Lastly, in the event of a change of control, if Mr. Donato’s employment is terminated, he will be provided a severance payment to include one year’s salary and a payment equal to one year’s COBRA benefits.

There is no family relationship between Mr. Donato and any director or executive officer of the Company. There are no transactions between Mr. Donato and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

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A copy of the offer letter extended to Mr. Donato in connection with his appointment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated here by reference.

A press release announcing the events described in this Item 5.02 is furnished here as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	10.1	Separation Agreement, dated March 16, 2023, between Zomedica Inc. and Ann Marie Cotter
	10.2	Offer Letter, dated March 15, 2023, between Zomedica Inc. and Peter Donato
	99.1	Press Release, dated March 16, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA CORP.

Date: March 17, 2023	By:	/s/ Karen DeHaan-Fullerton
	Name: Title:	Karen DeHaan-Fullerton General Counsel

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EXHIBIT INDEX

(d)	Exhibit No.	Description

	10.1	Separation Agreement, dated March 15, 2023, between Zomedica Inc. and Ann Marie Cotter
	10.2	Offer Letter, dated March 15, 2023, between Zomedica Inc. and Peter Donato
	99.1	Press Release, dated March 16, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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